SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On September 30, 2005, PRIMEDIA Inc. completed the previously announced sale of its subsidiary PRIMEDIA Business and Magazines Inc. to PBI Media Holdings Inc. an entity controlled by Wasserstein & Co., LP through its U.S. Equity Partners II, LP investment partnership for approximately $385 million in cash. A copy of the press release announcing the completion of such sale is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(b)                                 Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Information for each of the three years in the period ended December 31, 2004 (filed herewith as Exhibit 99.2)

(c)                                  Exhibits

Exhibit 99.1	Press Release dated October 3, 2005

Exhibit 99.2	Unaudited Pro Forma Condensed Consolidated Financial Information for each of the three years in the period ended December 31, 2004

Exhibit 99.3	Stock Purchase Agreement between PRIMEDIA Companies Inc. and PBI Media Holdings Inc., dated August 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	October 6, 2005	By:	/s/ Beverly C. Chell
Beverly C. Chell
Vice Chairman and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 3, 2005

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information for each of the three years in the period ended December 31, 2004

99.3	Stock Purchase Agreement between PRIMEDIA Companies Inc. and PBI Media Holdings Inc., dated August 5, 2005